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                                                                   EXHIBIT 5.1

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]

June 14, 2001



Neuberger Berman Inc.
605 Third Avenue
New York, New York 10158

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-3 (File No. 333-62350) (the "Registration Statement") initially filed by Neuberger Berman Inc. (the "Company"), on June 6, 2001, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 4,528,661 shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock") that are to be sold by certain selling stockholders of the Company (collectively, the "Selling Stockholders"), in the public offering contemplated by the prospectus contained in the Registration Statement through the underwriters named therein (the "Underwriters") pursuant to the underwriting agreement described in such prospectus (the "Underwriting Agreement"). Up to 590,695 of such shares of Common Stock may be sold upon the exercise of the over-allotment option granted in the Underwriting Agreement to the Underwriters by the Company as described in such prospectus.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

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June 14, 2001
Page 2

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2. The Shares being sold on behalf of the Selling Stockholders constitute duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher